UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2025

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, Levi Strauss & Co. (the “Company”) announced the appointment of Timothy Joseph “Joe” Davis as the Company’s Senior Vice President, Global Controller, effective August 11, 2025 (the “Effective Date”).

Mr. Davis, 56, most recently served as the Vice President and Chief Accounting Officer of Crocs, Inc., a multi-brand global footwear retailer and manufacturer, beginning in 2019. Before joining Crocs, Inc., Mr. Davis served as Vice President, Controller at Agero, Inc., a privately-held technology provider, from 2017 to 2019. Mr. Davis also previously served as Director, Technical Accounting at Thermo Fisher Scientific Inc. Mr. Davis holds a Bachelor of Science in Accounting from the University of Akron and is a Certified Public Accountant.

Mr. Davis’s employment is expected to commence on the Effective Date and may be terminated at-will by either party, with or without notice. He will receive a base salary of $450,000 per year, participate in the Company’s Annual Incentive Plan with an initial target bonus of 50% of his base salary, and will be eligible to participate in the benefit and perquisite programs (including relocation policy) available to Company executives. He will be eligible to receive equity grants in 2025, which grants will have an aggregate value of $500,000 and consist of (a) restricted stock units (“RSUs”) subject to four-year ratable vesting with a value of $250,000 and (b) performance-based RSUs subject to successful achievement of Company three-year overlapping performance goals following approval by the Board of Directors of the Company of results against the goals with a value of $250,000. Mr. Davis will also receive a one-time signing cash bonus of $185,000 that pays $100,000 within the first 30 days of the Effective Date and $85,000 paid within 30 days of the one-year anniversary and a one-time sign-on RSU grant with a value of $115,000 that vests in two equal installments at 12 months and 24 months following the grant date of the award, in each case subject to his continued employment through each payment date or vesting date, as applicable, and subject to an obligation to repay or return all or part of such sign-on payments and awards in certain circumstances including certain separations from service. All equity grants will be made under the Company’s 2019 Equity Incentive Plan. Mr. Davis will be generally entitled to receive the benefits provided by the Company’s severance plan available to similarly situated employees.

There are no arrangements or understandings between Mr. Davis and any other persons pursuant to which he was appointed as the Company’s Controller. There is no family relationship between Mr. Davis and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Davis that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As previously announced on May 2, 2025, Lisa Stirling, the Company’s Global Controller and Principal Accounting Officer, will transition to a new role as Vice President, U.S. and Canada Finance. Her transition will be effective as of the Effective Date.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

10.1	Employment Offer Letter between Levi Strauss & Co. and Timothy Joseph Davis.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	August 11, 2025	By:	/s/ David Jedrzejek
		Name:	David Jedrzejek
		Title:	Senior Vice President and General Counsel